Exhibit 99.1

AEGERION PHARMACEUTICALS ANNOUNCES

FIRST QUARTER 2015 FINANCIAL RESULTS

- Company records $59.4 million in total net product sales -

- JUXTAPID® net product sales of $57.3 million in the first quarter of 2015 represents

112% growth over the first quarter of 2014 -

- 2015 total net product sales guidance reiterated at between $205 and $235 million—

Cambridge, MA, May 4, 2015—Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases, announced its financial results and business highlights for the first quarter of 2015.

Highlights

•	Aegerion recorded $57.3 million in net product sales of JUXTAPID® (lomitapide) capsules in the first quarter of 2015, representing growth of approximately 112% over the first quarter of 2014, and 11% growth sequentially over the fourth quarter of 2014. 84% of JUXTAPID net product sales in the first quarter of 2015 were from prescriptions written in the United States.

•	Aegerion recorded $2.1 million in net product sales of MYALEPT® (metreleptin for injection) in the first quarter of 2015, all of which were from prescriptions written in the United States. As of April 24, 2015, 58 generalized lipodystrophy (GL) patients were active on commercial therapy.

•	The Company expects the opportunity for named patient sales of MYALEPT in GL in certain key markets, such as Brazil, potentially commencing in the second half of 2015.

•	The Company is now planning to file its Japanese NDA for lomitapide in adult HoFH patients in the fourth quarter of 2015. Based upon the anticipated nine month review period as a result of lomitapide’s orphan drug status, the Company continues to plan for a mid-2016 decision.

•	Aegerion now expects to initiate a study to evaluate lomitapide in pediatric HoFH patients in the second half of 2015.

•	Aegerion recently reached an agreement for formal pricing and reimbursement approval for LOJUXTA® (lomitapide) through The Italian Medicines Agency (AIFA) in line with the Company’s original price submitted at the end of 2013 and subject to an annual payment cap. The final decision will be effective upon publication in the official journal, Gazzetta Ufficiali, expected within two months.

Chief Executive Officer Marc D. Beer commented, “We made good progress early in 2015, and are pleased with our results in the first quarter that put us on track to achieve our previously stated financial guidance. Our evolving knowledge of the commercial dynamics at play in the adult HoFH market, anticipated increases in ex-U.S. sales for JUXTAPID and our goal of ultimately delivering MYALEPT to GL patients in need in key countries worldwide should help us support long-term growth.

“Our aim is to pursue additional opportunities for development with both products, including through additional indications, geographic expansion and life-cycle management. During the first quarter, we made good progress in our plans towards delivering on this objective, as we prepare for our planned Japanese NDA filing in the fourth quarter and the initiation of the pediatric HoFH study for lomitapide in the second half of this year, and prepare for an anticipated MAA filing in the EU for metreleptin to treat certain complications of leptin deficiency in GL, expected in 2016. In addition, we are formalizing plans for investments in additional prioritized development areas.”

Financial Results

Total net product sales for the first quarter ended March 31, 2015 were $59.4 million.

Net product sales for JUXTAPID for the first quarter ended March 31, 2015 were $57.3 million, compared with $27.0 million in the first quarter ended March 31, 2014. 84% of net product sales in the first quarter of 2015 were from prescriptions written in the U.S., while 16% came from prescriptions written in ex-U.S. countries, primarily named patient sales in Brazil where the Company recorded the largest order since launch. The order was for multiple months of therapy. The Company expects net product sales from named patient sales in ex-U.S. countries to fluctuate significantly quarter-over-quarter, and expects sales to Brazil in the second quarter to be significantly lower than in the first quarter.

Net product sales for MYALEPT for the first quarter ended March 31, 2015 were $2.1 million. All of the MYALEPT product sales in the first quarter were from prescriptions written in the U.S. Due to the current payer mix and quantity of units ordered per patient, and following our MYALEPT launch price implementation in February, the gross-to-net adjustment was approximately 36%. Of the 36%, 28% was attributable to Medicaid rebates.

For the first quarter ended March 31, 2015, GAAP net loss was $15.8 million, or $0.55 basic and diluted loss per share, compared with a GAAP net loss of $15.8 million, or $0.54 basic and diluted loss per share, for the same period in 2014.

For the first quarter ended March 31, 2015, total operating expenses on a GAAP basis were $56.7 million, compared with $39.7 million for the same period in 2014.

Selling, general and administrative expenses were $46.9 million for the first quarter ended March 31, 2015, compared to $31.8 million for the same period in 2014. The increase in selling, general and administrative expenses in the first quarter of 2015 over the comparable period in 2014 was primarily related to an increase in outside services, including investment banking fees in connection with closing of the MYALEPT acquisition and other activities; costs related to our continued sales and marketing activities for lomitapide; an increase in employee-related costs associated with increased headcount; and increased legal fees primarily related to ongoing investigations.

Research and development expenses were $9.8 million for the quarter ended March 31, 2015 compared to $7.9 million for the same period in 2014. The increase in research and development expenses for the first quarter of 2015 over the comparable period in 2014 was primarily related to clinical development expenses incurred to support a potential marketing authorization application for lomitapide in Japanese HoFH patients and in connection with preparations for the planned pediatric HoFH study; costs associated with the continuation of the observational cohort and vascular imaging post marketing studies related to lomitapide initiated in 2014; and employee costs associated with increased headcount.

Aegerion’s non-GAAP operating results are GAAP operating results adjusted for the impact of stock-based compensation, the amortization of debt discount and deferred financing costs, and the purchase price allocation accounting effects on the preliminary fair value of metreleptin inventory acquired and related stepped up value in cost of product sales and the amortization of intangible assets acquired. A full reconciliation of GAAP to non-GAAP financial results is included later in this press release. Prior year non-GAAP financial results conform to current year presentation.

For the first quarter ended March 31, 2015, non-GAAP net income, which excludes stock-based compensation, the amortization of debt discount and deferred financing costs, the step-up value of metreleptin inventory and the amortization of intangible assets acquired, was $1.6 million, or $0.06 earnings per basic share, compared with a non-GAAP net loss of $7.2 million, or $0.25 net loss per basic share, for the same period in 2014.

Cash and cash equivalents totaled $67.4 million as of March 31, 2015, compared to $375.9 million as of December 31, 2014, with the decrease primarily due to the $325 million payment for the acquisition of MYALEPT in January 2015.

2015 Financial Guidance

Aegerion reiterated the following financial guidance for 2015:

•	Aegerion expects full-year 2015 global net product sales of JUXTAPID to be between $195 million and $215 million.

•	Aegerion expects full-year 2015 global net product sales of MYALEPT to be between $10 million and $20 million.

•	Aegerion expects full-year 2015 total non-GAAP operating expenses of between $195 million and $205 million. The Company’s non-GAAP operating expenses exclude the impact of expected stock-based compensation expenses of between $30 million and $40 million and the purchase price accounting effects related to the preliminary fair value of assets acquired in the MYALEPT acquisition.

•	Aegerion expects to generate positive cash flow from operations for the full year of 2015.

Conference Call Details

Aegerion will hold a conference call to discuss its financial results, business highlights and outlook today, Monday, May 4, 2015 at 5:00 p.m. EDT. In addition, the Company will answer questions concerning business and financial developments and trends, and other matters affecting the Company, some of the responses to which may contain information that has not been previously disclosed.

To listen to the conference call, dial (866) 516-3002 (international callers dial (760) 298-5082). In addition, the presentation will be webcast live, and may be accessed for up to 30 days following the call, by visiting the “Investors” section of Aegerion’s website, www.aegerion.com. An accompanying slide presentation also can be accessed via the “Investors” section of the Aegerion website.

About Aegerion Pharmaceuticals

Aegerion Pharmaceuticals is a biopharmaceutical company dedicated to the development and commercialization of innovative therapies for patients with debilitating rare diseases. For more information about the company, please visit www.aegerion.com.

Non-GAAP Results

These results are provided as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results and provide additional information regarding its financial position. Management also uses these non-GAAP financial measures to establish budgets and operational goals that are communicated internally and externally, and to manage the Company’s business and to evaluate its performance. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial information.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding expectations as to future financial results, including anticipated net product sales, revenue growth, long-term growth, operating expenses, and cash flow; the commercial opportunity for our products; our ability to optimize commercial execution; expectations with respect to named patient sales outside the U.S and our plans for clinical development, regulatory filings and potential geographic and label expansion. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among others: the risk that market acceptance of JUXTAPID and MYALEPT in the U.S. may not continue at the levels we expect and may be lower outside the U.S. than we expect; the risk that our efforts to smoothly transition MYALEPT operations may be more costly than we expect; the risk that the conversion of prescriptions for JUXTAPID or MYALEPT into patients on therapy may be lower than we expect or the drop-out rate may be higher than we expect; the risk that the prevalence of the diseases our products treat may be lower than our estimates, and that it may be more difficult to identify patients than we expect; the risk that the side effect profile or other results for our products in commercial use and in further clinical studies are inconsistent, in scope and severity, with the side effect profile and other results observed in the pivotal study of each drug; the risk that the expected negative impact of launch of PCSK9 inhibitors on JUXTAPID sales will be greater than we expect, or that other competitive products will negatively impact our results; the risk that private or government payers may impose restrictions that hinder reimbursement of our products, or that our business may be negatively impacted if there are more Medicaid patients prescribed MYALEPT than we expect; the risk that named patient sales in Brazil and other key countries outside the U.S. may not be at the levels we expect; the risk that regulatory authorities in countries where either product is not yet approved may not be satisfied with the efficacy or safety profile of the product; the risk that we do not receive approval for each product in additional countries on a timely basis, or at all, or that regulatory authorities impose significant restrictions on approval or require additional development; the risk that we do not obtain requisite pricing/reimbursement approvals outside the U.S. at acceptable levels and without significant limitations or that exchange rates will negatively impact the amount of net product sales recognized; the risk that technical hurdles may delay initiation of future clinical trials; the risk that our patent portfolio and marketing and data exclusivity may not be as strong as we anticipate; the risk of unexpected manufacturing issues affecting future supply; the risk that the government may not agree with our view of our compliance programs and processes in the course of any investigation and the risks associated with the unpredictable nature of government investigations and the impact of investigations on our business; the risk that any of the foregoing may cause product sales revenue to be lower than we expect, or that we may incur unanticipated expenses in connection with our activities; and the other risks inherent in integration of a new product, commercialization, drug development and the regulatory approval process.

For additional disclosure regarding these and other risks we face, see the disclosure contained in the “Risk Factors” section of Aegerion’s Annual Report on Form 10-K filed on March 2, 2015, and our other public filings with the Securities and Exchange Commission, available on the SEC’s website at http://www.sec.gov. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Investors and others should note that we communicate with our investors and the public using our company website (www.aegerion.com) and our investor relations website (http://ir.aegerion.com), including but not limited to company disclosures; investor presentations and FAQs; Securities and Exchange Commission filings; press releases; public conference calls and webcasts. The information that we post on these websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

CONTACT:

Aegerion Pharmaceuticals, Inc.

Amanda Murphy

Associate Director, Investor Relations & Public Relations

(857) 242-5024

amanda.murphy@aegerion.com

Aegerion Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,
(In 000s)	2015	2014
Net product sales	$59,384	$26,973
Cost of product sales	11,838	2,664
Operating expenses:
Selling, general and administrative	46,928 *	31,779 *
Research and development	9,798	7,904

Total operating expenses	56,726	39,683

Loss from operations	(9,180)	(15,374)
Interest expense, net	(6,931)	(71)
Other income/(expense), net	485	(107)

Loss before provision for income taxes	(15,626)	(15,552)
Provision for income taxes	(199)	(224)

Net loss	$(15,825)	$(15,776)

Net loss per common share—basic and diluted	$(0.55)	$(0.54)

Weighted-average shares outstanding—basic and diluted	28,529	29,411

*	Selling, general and administrative expenses include immaterial restructuring costs in both periods that were disclosed separately in prior periods.

Aegerion Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(In 000s)	March 31, 2015	December 31, 2014
Cash and cash equivalents	$67,382	$375,937
Accounts receivable	20,076	17,125
Inventories	45,076	9,510
Prepaid expenses and other current assets	9,365	4,852
Property and equipment, net	4,694	4,711
Intangible assets, net	278,865	—
Other assets	13,227	5,322

Total assets	$438,685	$417,457

Accounts payable and accrued liabilities	$39,139	$36,361
Current portion of long-term debt	—	3,456
Convertible 2.0% senior notes, net	219,329	214,852
Long-term debt, net of current portion	25,000	555
Other noncurrent liabilities	2,228	1,937

Total liabilities	285,696	257,161
Total stockholders’ equity	152,989	160,296

Total liabilities and stockholders’ equity	$438,685	$417,457

Aegerion Pharmaceuticals, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information

(unaudited)

	Three Months Ended March 31,
(In 000s)	2015	2014
Net loss reconciliation:
GAAP net loss	$(15,825)	$(15,776)
Stock based compensation	7,159	8,523
Amortization of debt discount & deferred financing fees	4,688	5
Amortization of acquired intangible assets	5,235	—
Inventory fair value step-up in cost of product sales	320	—

Non-GAAP net income/(loss)	$1,577	$(7,248)

GAAP net loss per common share—basic and diluted	$(0.55)	$(0.54)

Non-GAAP net income/(loss) per common share—basic	$0.06	$(0.25)

Cost of product sales reconciliation:
GAAP cost of product sales	$11,838	$2,664
Amortization of acquired intangible assets	(5,235)	—
Inventory fair value step-up in cost of product sales	(320)	—

Non-GAAP cost of product sales	$6,283	$2,664

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$46,928	$31,779
Stock based compensation	(6,169)	(7,259)

Non-GAAP selling, general and administrative	$40,759	$24,520

Research and development reconciliation:
GAAP research and development	$9,798	$7,904
Stock based compensation	(990)	(1,264)

Non-GAAP research and development	$8,808	$6,640